UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

(Exact name of registrant as specified in its charter)

Florida	001-34462	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 8.01 Other Events.

On March 22, 2011, 1st United Bancorp, Inc. (the “Company”) issued a press release announcing that it had closed its public offering (the “Offering”) of 5,000,000 shares of its common stock (the “Shares”) at a public offering price of $6.50 per share. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Shares were issued and sold in the Offering pursuant to an Underwriting Agreement (the “Underwriting Agreement”) dated as of March 17, 2011 between the Company and Stifel, Nicolaus & Company, Incorporated, as representative of the underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Shares sold do not include up to 750,000 Shares which may be purchased by the underwriters within 30 days pursuant to an over-allotment option. The Shares offered pursuant to the Underwriting Agreement were registered under the Securities Act of 1933, as amended, pursuant to the effective shelf registration statement on Form S-3 (File No. 333-170789) (the “Registration Statement”). A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The opinion and consent of Gunster, Yoakley & Stewart, P.A. as to the validity of the Shares offered pursuant to the Underwriting Agreement are each filed herewith and are incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement dated as of March 17, 2011.
5.1	Opinion of Gunster, Yoakley & Stewart, P.A.
23.1	Consent of Gunster, Yoakley & Stewart, P.A. (included in Exhibit 5.1).
99.1	Press Release dated as of March 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date: March 22, 2011	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer